EXHIBIT 99.2

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits (Continued)

(b)	Unaudited condensed combined pro forma financial statements of Blue Coat Systems, Inc. giving effect to the acquisition of Cerberian, Inc., prepared pursuant to Article 11 of Regulation S-X and filed in accordance with Item 9.01(b)(1) of Form 8-K.

Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF

BLUE COAT SYSTEMS, INC. AND CERBERIAN, INC.

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the six-months period ended October 31, 2004 and year ended April 30, 2004 and the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of October 31, 2004 is based on the historical financial statements of Blue Coat Systems, Inc. (“Blue Coat” or the “Company”) and Cerberian, Inc. (“Cerberian”) with Cerberian’s financial periods realigned to coincide with Blue Coat’s, after giving effect to the acquisition of Cerberian on November 16, 2004 under the purchase method of accounting and the assumptions and preliminary pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the twelve months period ended April 30, 2004 are presented as if the combination had taken place on May 1, 2003 and the Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the six months period ended October 31, 2004 are presented as if the combination had taken place on May 1, 2004. The Company anticipates that, following the acquisition, it will incur additional costs associated with the integration of the operations of the two companies. Integration related costs are not included in the accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented as if the combination had take place on October 31, 2004 by combining the consolidated balance sheet of Blue Coat as of October 31, 2004 with the balance sheet of Cerberian as of October 31, 2004, including the allocation of the preliminary purchase price to the Cerberian assets acquired and liabilities assumed.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are based on the estimates and assumptions set forth in the accompanying notes including assumptions relating to the allocation of the total preliminary purchase price to the assets and liabilities of Cerberian based upon estimates of their fair value. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with (i) the historical financial statements of Blue Coat Systems included in Blue Coat’s (a) Annual Report on Form 10-K for the year ended April 30, 2004 and (b) Quarterly Report on Form 10-Q for the three and six-months period ended October 31, 2004, (ii) the historical consolidated financial statements of Cerberian included elsewhere in this Form 8-K/A and (iii) other information pertaining to Blue Coat and Cerberian.

BLUE COAT SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

OCTOBER 31, 2004

(amounts in thousands)

	Historical Blue Coat	Historical Cerberian	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$42,609	$78			$42,687
Short-term investments	80	—			80
Accounts receivable, net	10,794	585	(4	)(d)	11,375
Inventories	1,269	—			1,269
Prepaid expenses and other current assets	2,115	65	(4	)(d)	2,176
Notes receivable from Cerberian	842	—	(842	)(j)	—

Total current assets	57,709	728	(850)		57,587

Property and equipment, net	3,350	174	(1	)(d)	3,523
Restricted investments	1,493	—			1,493
Goodwill	7,470	—	17,197	(c)	24,667
Identifiable intangible assets, net	1,545	—	3,030	(b)	4,575
Other intangible assets, net	501	—			501
Other assets	503	53			556

Total assets	$72,571	$955	$19,376		$92,902

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$3,033	144			$3,177
Accrued payroll and related benefits	2,885	106			2,991
Deferred revenue	11,532	1,652	(992	)(i)	12,192
Notes payable	—	2,309	(842	)(j)	449
			(1,018	)(m)
Capital lease obligations	—	110			110
Accrued acquisition costs	1,488	—			1,488
Accrued restructuring reserve	2,949	—			2,949
Accrued royalty expense	1,186	—			1,186
Other accrued liabilities	2,624	—	1,000	(e)	3,624

Total current liabilities	25,697	4,321	(1,852)		28,166

Capital lease obligations, less current portion	—	26			26
Accrued restructuring reserve, less current portion	2,204	—			2,204
Deferred revenue, less current portion	2,159	—			2,159

Total liabilities	30,060	4,347	(1,852)		32,555

Commitments

Stockholder’s equity (deficit):
Preferred stock	—	7,265	(7,265	)(f)	—
Common stock	1	3	(3	)(f)	1
Additional paid-in capital	906,530	1,374	(1,374	)(f)	924,384
			17,357	(a)
			497	(h)
Treasury stock	(903)	—			(903)
Deferred stock compensation	(5)	—	(18	)(k)	(23)
Accumulated deficit	(863,112)	(12,034)	12,034	(f)	(863,112)

Total stockholders’ equity (deficit)	42,511	(3,392)	21,228		60,347

Total liabilities and stockholders’ equity	$72,571	$955	$19,376		$92,902

See accompanying notes.

BLUE COAT SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTH PERIOD ENDED OCTOBER 31, 2004

(amounts in thousands, except share and per share amounts)

	Historical Blue Coat	Historical Cerberian	Pro Forma Adjustments	Pro Forma Combined
Net sales:
Products	$35,047	$1,145		$36,192
Services	8,005	—		8,005

Total net sales	43,052	1,145	—	44,197

Cost of goods sold	14,412	270		14,682

Gross profit	28,640	875	—	29,515
Operating expenses:
Research and development	7,304	325		7,629
Sales and marketing	14,484	854		15,338
General and administrative	3,747	747		4,494
Amortization of identifiable intangible assets	304	—	303 (g)	607
Stock compensation	722	35	3 (l)	760

Total operating expenses	26,561	1,961	306	28,828

Operating income (loss)	2,079	(1,086)	(306)	687
Interest income	242	1		243
Interest expense	—	(102)		(102)
Other income	16	—		16

Net income (loss) before income taxes	2,337	(1,187)	(306)	844
Provision for income taxes	(50)	—		(50)

Net income (loss)	2,287	(1,187)	(306)	794

Accretion of discounts and dividends on mandatorily redeemable preferred stock	—	132		132

Net income (loss) available to common stockholders	$2,287	$(1,319)	$(306)	$662

Basic net income (loss) per common share	$0.21	$(0.47)		$0.06

Diluted net income (loss) per common share	$0.18	$(0.47)		$0.05

Shares used in computing basic net income (loss) per common share	11,130,924	2,781,307		11,937,272

Shares used in computing diluted net income (loss) per common share	12,557,180	2,781,307		13,395,442

See accompanying notes.

BLUE COAT SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

TWELVE MONTH PERIOD ENDED APRIL 30, 2004

(amounts in thousands, except share and per share amounts)

	Historical Blue Coat	Historical Cerberian	Pro Forma Adjustments	Pro Forma Combined
Net sales:
Products	$52,251	$715		$52,966
Services	13,817	—		13,817

Total net sales	66,068	715	—	66,783

Cost of goods sold	21,238	558		21,796

Gross profit	44,830	157	—	44,987
Operating expenses:
Research and development	11,507	620		12,127
Sales and marketing	24,536	1,543		26,079
General and administrative	5,127	1,112		6,239
Amortization of identifiable intangible assets	305	—	606 (g)	911
Legal settlement fees	1,100	—		1,100
Write-off of in-process technology	151	—		151
Restructuring	1,536	—		1,536
Stock compensation	1,213	2	7 (l)	1,222

Total operating expenses	45,475	3,277	613	49,365

Operating loss	(645)	(3,120)	(613)	(4,378)
Interest income	355	3		358
Interest expense	—	(572)		(572)
Other income (expense)	66	(94)		(28)

Net loss before income taxes	(224)	(3,783)	(613)	(4,620)
Provision for income taxes	(124)	—		(124)

Net loss	(348)	(3,783)	(613)	(4,744)

Accretion of discounts and dividends on mandatorily redeemable preferred stock	—	199		199

Net loss available to common stockholders	$(348)	$(3,982)	$(613)	$(4,943)

Basic net loss per common share	$(0.03)	$(1.49)		$(0.46)

Diluted net loss per common share	$(0.03)	$(1.49)		$(0.46)

Shares used in computing basic net loss per common share	9,955,516	2,674,647		10,761,864

Shares used in computing diluted net loss per common share	9,955,516	2,674,647		10,761,864

See accompanying notes.

Note 1. Purchase Price Allocation

On November 16, 2004, Blue Coat completed its acquisition of Cerberian. The estimated purchase price of approximately $19,696,000 consisted of approximately 806,400 shares of Blue Coat common stock valued at $17,357,000, approximately $1,000,000 in estimated direct transaction costs, Cerberian options assumed by Blue Coat valued at approximately $497,000 and the estimated fair value of a loan from Cerberian to Blue Coat of approximately $842,000. This estimated purchase price has been allocated to the tangible and intangible assets acquired with the excess purchase price being allocated to goodwill.

The allocation of the estimated purchase price, based on the fair value of certain components, consisted of the following at October 31, 2004 (in thousands):

Consideration and direct transaction costs:
Fair value of Blue Coat common stock	$17,357	(I)
Estimated direct transaction costs	1,000	(III)
Fair value of assumed Cerberian options	497	(IV)
Notes from Cerberian to Blue Coat	842	(VIII)

Total purchase price	$19,696

Allocation of purchase price:
Cash and cash equivalents	$78	(II)
Accounts receivable	581	(II)
Other current assets	234	(II)
Other assets	53	(II)
Liabilities assumed	(1,495	)(II)
Deferred stock compensation	18	(VII)
Identifiable intangible assets	3,030	(V)
Goodwill	17,197	(VI)

Total purchase price	$19,696

(I)	The Blue Coat common shares were valued for accounting purposes using the average market price of $21.53 per share, which is based on the average closing price of Blue Coat’s common stock for a period of five days surrounding the public announcement date (July 19, 2004) of the transaction.
(II)	Assets acquired and liabilities assumed are based on fair values and management assumptions at the acquisition date.
(III)	Estimated direct transaction costs incurred by Blue Coat relate primarily to legal, consulting, severance, accounting fees and printing costs associated with the acquisition.
(IV)	Cerberian options assumed by Blue Coat were valued in accordance with the provisions of SFAS No. 141, “Business Combinations” by using the Black-Scholes option valuation model and the following assumptions: volatility – 1.2847; dividend yield – 0%; expected life – 4 years; and risk-free interest rate – 3.5%.
(V)	To establish the value of the intangible assets, the Company used an income approach, which values an asset based on the earnings capacity of such asset based on the future cash flows that could potentially be generated by the asset over its estimated remaining life. These cash flows are discounted to their present value using a discount rate, which would provide sufficient return to a potential investor and an appropriate level of risk. The present value of the cash flows over the life of the asset is summed to equal the estimated value of the asset.

The acquired intangible assets and their estimated useful lives are as follows (in thousands):

Identifiable intangible assets	Amortization period	Amount
Core technology	5 years	$2,590
Customer base	5 years	440

Total		$3,030

(VI)	In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the estimated excess of the purchase price over the net identifiable assets acquired (the “Goodwill”) is not amortized in the accompanying pro forma condensed combined consolidated financial statements.
(VII)	Purchase consideration associated with the outstanding unvested portion of Cerberian options assumed by Blue Coat will be amortized over the remaining vesting period.
(VIII)	Estimated fair value of notes from Cerberian to Blue Coat.

Note 2. Pro Forma Adjustments

Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a)	To reflect the issuance of shares of Blue Coat common stock at the closing of this acquisition as part of the purchase consideration as discussed in Note 1 above.

(b)	To reflect the estimated fair value of identifiable intangible assets acquired as discussed in Note 1 above.

(c)	To reflect the Goodwill originating from this acquisition as discussed in Note 1 above.

(d)	To reflect the fair value adjustments to tangible assets acquired and liabilities assumed based on management estimates.

(e)	To reflect the estimated direct transaction costs of this acquisition as discussed in Note 1 above.

(f)	To eliminate stockholder’s deficit recorded on Cerberian’s historical consolidated financial statements as of October 31, 2004.

(g)	To reflect the amortization of identifiable intangible assets on a straight-line basis over five years as discussed in Note 1 above.

(h)	To reflect the fair value of the assumed Cerberian’s options as part of the purchase consideration at the closing of this acquisition as discussed in Note 1 above.

(i)	To eliminate deferred revenue recorded on Cerberian’s historical consolidated financial statements as of October 31, 2004 in accordance with the provisions of SFAS No. 141, “Business Combinations” and EITF Issue No. 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(j)	To eliminate intercompany notes from Cerberian to Blue Coat.

(k)	To reflect the deferred stock compensation related to the assumption of Cerberian’s unvested options as discussed in Note 1 above.

(l)	To reflect the amortization of deferred stock compensation based on the intrinsic value of the assumed Cerberian’s unvested options as discussed in Note 1 above.

(m)	To eliminate the convertible Series B notes payable by Cerberian as these are reflected in the issuance of shares of Blue Coat common stock as part of the purchase consideration as discussed in Note 1 above.